EXECUTION VERSION CAPITAL MAINTENANCE AGREEMENT This Capital Maintenance Agreement (this “Agreement”) is made effective as of the 31st day of July 2019 (the “Effective Date”), by and between Athene Annuity and Life Company, an Iowa life insurance company (“AAIA”), for the benefit of Athene Annuity & Life Assurance Company of New York, a New York life insurance company (“AANY”). WHEREAS, AANY is a wholly-owned subsidiary of AAIA; WHEREAS, AAIA has agreed, subject to the terms of this Agreement, to maintain AANY’s “total adjusted capital” in an amount at least equal to 300% of AANY’s “company- action-level risk-based capital” (as those terms are defined in the insurance laws of the State of New York as of the Effective Date); and WHEREAS, AAIA and AANY desire to enter into this Agreement to provide support to AANY in order to allow it to meet its obligations. NOW THEREFORE, in consideration of the agreements and covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows: 1. Capital and Surplus. AAIA agrees that it shall cause, at all times during the term of this Agreement, AANY to have and maintain “total adjusted capital” in an amount at least equal to 300% of AANY’s “company-action-level risk-based capital”, as those terms are defined in the insurance laws of the State of New York as of the Effective Date1. AAIA agrees that its undertaking provided herein shall be an absolute, unconditional and continuing obligation during the term of this Agreement. AAIA and AANY shall notify the NYSDFS anytime AAIA is required to make a capital contribution to AANY in accordance with the terms and conditions of this Section 1. 2. No Guarantee of Indebtedness. This Agreement is not, and shall not be construed as or deemed to constitute, evidence of indebtedness or a direct or indirect guaranty by AAIA to any person of the payment of any indebtedness, or of any liability or obligation of any kind or character whatsoever, of AANY. 3. Term. This Agreement shall take effect as of the Effective Date. This Agreement may be terminated at any time by written agreement of AAIA and AANY and upon such termination shall be of no further force or effect; provided, however, this Agreement may not be terminated without the prior written approval of the NYSDFS. 4. Notices. All notices, requests, consents, approvals, and statements given in connection with this Agreement shall be in writing and, if properly addressed to the recipient, shall be deemed received (a) when delivered personally to the recipient; (b) when sent by 1 AANY will submit quarterly estimated risk-based capital (“RBC”) to the New York State Department of Financial Services (“NYSDFS”). RBC is calculated using the template prescribed by the National Association of Insurance Commissioners.

2 electronic mail or electronic facsimile transmission if sent during business hours on a business day in the place of receipt and otherwise at the opening of business on the next business day in the place of receipt; or (c) two (2) business days after they are put in possession of the courier if sent by reputable express courier service. Notices shall be deemed to be properly addressed to a party if addressed to its address, facsimile number, or electronic mail address, as applicable, set forth below. If to AAIA: Athene Annuity and Life Company 7700 Mills Civic Parkway West Des Moines, IA 50266-3862 Attention: Sean Brennan E-mail: sbrennan@athene.com prt@athene.com If to AANY: Athene Annuity & Life Assurance Company of New York One Blue Hill Plaza, Suite 1672 Pearl River, NY 10965 Attention: Legal E-mail: legal@athene.com Any party hereto may change its address, facsimile number, or electronic mail address, as applicable, for the purpose of this Section 4 by informing the other party of the new address, facsimile number, or electronic mail address. 5. Waivers and Amendments. No amendment or waiver of any provision of this Agreement nor consent to any departure by AAIA therefrom shall be effective unless the same shall be in writing and signed by AANY; provided, that no amendment or waiver of Sections 1, 3, 5, 6, 7 or 8, nor any amendment or waiver that would affect such sections, shall be effective unless the same shall be in writing and signed by the NYSDFS. No failure on the part of AANY to exercise, and no delay by AANY in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by AANY of any right hereunder preclude any other or further exercise thereof or the exercise by AANY of any other right. 6. No Third Party Beneficiaries. Nothing in this Agreement shall in any manner create any obligations or establish any rights against any of the parties to this Agreement in favor of any third parties or any person not expressly party to this Agreement; provided, that the NYSDFS is an express third party beneficiary of this Agreement with the right to enforce the obligations of AAIA hereunder as if the NYSDFS is a party hereto. 7. Assignment. This Agreement shall not be assigned by either of the parties hereto without the prior written approval of the other party hereto and the NYSDFS. This Agreement shall be binding upon AAIA and its successors and permitted assigns, and shall inure to the benefit of and be enforceable by AANY and its successors and permitted assigns.

3 8. Governing Law. In all respects, including, without limitation, matters of construction and performance of this Agreement and the obligations arising hereunder, this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts and obligations made in such state and any applicable laws of the United States of America. 9. Counterparts. This Agreement may be executed in multiple counterparts, each of which will be deemed an original, but all of which shall constitute one and the same instrument. 10. Interpretation. The headings of the sections and other subdivisions of this Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof. 11. Enforceability. If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law. [Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement effective as of the Effective Date. ATHENE ANNUITY AND LIFE COMP ANY By:Na�1�-- Title: President ATHENE ANNUITY & LIFE ASSURANCE COMP ANY OF NEW YORK By:------------- Name: Title: [Signature Page to Capital Maintenance Agreement]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement effective as of the Effective Date. ATHENE ANNUITY AND LIFE COMPANY By: _______________ _ Name: Title: ATHENE ANNUITY & LIFE ASSURANCE COMPANY OF NEW YORK Title: [Signature Page to Capital Maintenance Agreement] William J. Wheeler EVP, Executive Officer